                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the registration statements (Form S-8 Nos. 33-11161, 33-22862, 333-31116, 33-31117, 33-56707, 33-50610,
33-50608, 333-01409, 33-31371, 333-31369, 333-61843, and 333-70323) pertaining to the Employee Stock Purchase Plan and the Employee Stock Option Plans of Informix Corporation of our report dated March 2, 1998, with respect to the consolidated statements of operations, stockholders' equity and cash flows, and schedule of Informix Corporation for the year ended December 31, 1997, included in this Annual Report (Form 10-K) for the year ended December 31, 1999.

                                          /s/ ERNST & YOUNG LLP

San Jose, California
February 25, 2000